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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statement of Additional Information which has been incorporated by reference in this Post-Effective Amendment No. 2 to the Registration Statement of Separate Account VA-P of Allmerica Financial Life Insurance and Annuity Company on Form N-4 of our report dated February 1, 2000, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, and our report dated April 3, 2000, relating to the financial statements of Separate Account VA-P of Allmerica Financial Life Insurance and Annuity Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 12, 2000